Exhibit 99.1

Omega Protein Announces First Quarter 2014 Financial Results

HOUSTON, TX – May 7, 2014 – Omega Protein Corporation (NYSE:OME), a nutritional product company and a leading integrated producer of omega-3 fish oil and specialty protein products, today reported financial results for the first quarter ended March 31, 2014.

First Quarter Highlights

●	Revenues: $63.5 million for the quarter, compared to $48.9 million in the same period a year ago
●	Gross profit margin: 32.3% for the quarter, compared to 24.7% in the same period a year ago
●

Net income: $8.0 million, or $9.0 million excluding plant closure charges and loss on disposal of assets for the quarter, compared to $2.8 million, or $3.1 million excluding the loss on disposal of assets, in the same period a year ago

●

Earnings per diluted share: $0.37, or $0.42 excluding plant closure charges and loss on disposal of assets for the quarter, compared to $0.14, or $0.15 excluding the loss on disposal of assets, in the same period a year ago

●	Adjusted EBITDA: $19.1 million for the quarter, compared to $10.0 million in the same period a year ago

“We continue to see strong momentum in both our animal and human nutrition segments. These results helped us generate yet another quarter of year-over-year margin and earnings growth,” commented Bret Scholtes, Omega Protein’s President and Chief Executive Officer. “Our business continues to benefit from favorable animal nutrition supply and demand dynamics and we are increasingly pleased with our improved human nutrition results as we further execute on our strategic initiatives to expand our value-added product offerings for consumers.”

First Quarter 2014 Results

The Company's revenues increased 30% from $48.9 million in the same period last year to $63.5 million. This increase was due to a $12.9 million increase in animal nutrition revenues and a $1.6 million increase in human nutrition revenues. The increase in animal nutrition revenues was primarily due to increased sales prices of 15% and 1% for the Company’s fish meal and fish oil, respectively, and increased sales volumes for the Company’s fish oil of 88%, partially offset by decreased sales volumes of 9% for the Company’s fish meal. The increase in human nutrition revenues was primarily due to sales of protein products from Wisconsin Specialty Protein (“WSP”), a business acquired by the Company in the first quarter of 2013. The composition of revenue by nutritional product line for the first quarter of 2014 was 45% fish meal, 40% fish oil, 13% dietary supplements and food, and 2% fish solubles and other.

First quarter of 2014 revenues decreased 4% from $66.0 million in the fourth quarter of 2013 to $63.5 million. This decrease was due to a decrease in animal nutrition and human nutrition revenues of $1.4 million and $1.1 million, respectively. The decrease in animal nutrition revenues was primarily due to 29% lower fish meal sales volumes and 24% lower fish oil sales prices, partially offset by 4% higher fish meal sales prices and 94% higher fish oil sales volumes. The decrease in fish oil sales prices was due to a change in the product mix of higher priced refined and lower priced crude oils, and lower prices on those products. The decrease in human nutrition revenues was primarily due to lower revenues from other nutraceuticals and third party tolling.

The Company reported gross profit of $20.5 million, or 32.3% as a percentage of revenues, for the first quarter of 2014, versus $12.1 million, or 24.7% as a percentage of revenues, in the first quarter of 2013. The increase was primarily due to an increase in the animal nutrition segment gross profit as a percentage of revenues from 26.6% to 34.6% as a result of increased fish meal and fish oil sales prices. Human nutrition gross profit also increased as a percentage of revenues from 13.0% to 16.9%, due primarily to improved results from Omega-3 fish oil ingredients, partially offset by a decrease in gross profit as a percentage of revenue in the protein products business.

Compared to the fourth quarter of 2013, first quarter gross profit decreased from $28.0 million, or 42.4% as a percentage of revenues, to $20.5 million, or 32.3% as a percentage of revenues. The decrease in gross profit as a percentage of revenues was due to a decrease in animal nutrition gross profit as a percentage of revenues from 47.1% to 34.6%, primarily as a result of greater than anticipated fish catch in the fourth quarter, which resulted in additional profit related to prior period sales of 2013 inventory production, and the decreased fish oil sales prices in the first quarter. This decrease was partially offset by an increase in human nutrition segment gross profit as a percentage of revenues from 13.6% to 16.9% primarily due to improved gross profit as a percentage of revenues for other nutraceuticals.

Selling, general and administrative expenses for the first quarter decreased $0.4 million to $6.1 million compared to the first quarter of 2013, primarily as a result of lower acquisition-related professional expenses. Selling, general and administrative expenses increased $0.2 million from $5.9 million for the fourth quarter of 2013.

In the fourth quarter of 2013, the Company closed its menhaden fish processing plant located in Cameron, Louisiana and re-deployed certain vessels from that facility to the Company’s other Gulf Coast facilities located in Abbeville, Louisiana and Moss Point, Mississippi, as previously announced. In conjunction with the closure, the Company incurred charges of $1.3 million in the first quarter of 2014 and $6.6 million in the fourth quarter of 2013.

The first quarter of 2014 effective tax rate was 33.9% compared to 33.2% in the first quarter of 2013 and 31.9% in the fourth quarter of 2013.

Net income for the first quarter of 2014 was $8.0 million ($0.37 per diluted share) compared to $2.8 million ($0.14 per diluted share) in the same period last year and $9.7 million ($0.45 per diluted share) for the fourth quarter of 2013. Excluding plant closure charges and gain/loss on disposal of assets, net income for the first quarter of 2014 would have been $9.0 million ($0.42 per diluted share), compared to $3.1 million ($0.15 per diluted share) in the same period last year and $14.2 million ($0.66 per diluted share) for the fourth quarter of 2013.

Adjusted EBITDA totaled $19.1 million for the first quarter of 2014, compared to $10.0 million for the same period last year and $26.7 million for the fourth quarter of 2013.

Balance Sheet

The Company's March 31, 2014 cash balance increased $7.1 million from December 31, 2013 to $41.2 million. Total debt decreased $1.2 million from December 31, 2013 to $23.0 million on March 31, 2014. Stockholders' equity increased $8.5 million to $255.7 million as of March 31, 2014 compared to $247.2 million as of December 31, 2013.

Conference Call Information

Omega Protein will host a conference call on its first quarter 2014 financial results at 8:30 a.m., Eastern Time, on Thursday, May 8, 2014. The Company’s senior management team will be available to discuss recent financial results and current business trends as well as respond to questions.

Please dial (877) 407-3982 domestically or (201) 493-6780 internationally to join the call. Interested parties may also listen to the webcast live over the Internet at www.omegaprotein.com.

A webcast replay of the conference call will be available beginning shortly after the conclusion of the call at www.omegaprotein.com and will be available for 30 days. A telephonic replay of the conference call will be available through May 22, 2014. Domestic listeners can dial (877) 870-5176, and international listeners may dial (858) 384-5517. The replay access code 13580483.

About Omega Protein

Omega Protein Corporation (NYSE:OME) is a century old nutritional company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of functional foods, dietary supplements and animal feeds. Omega Protein’s mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined omega-3 rich fish oil, specialty proteins and nutraceuticals.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” “should,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products; (3) the impact of worldwide supply and demand relationships on prices for the Company’s products; (4) the Company’s expectations regarding demand and pricing for its products proving to be incorrect, and the effect of forward sales of products on the Company’s financial results; (5) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business, estimates of standard cost for inventory and subsequent adjustments to such costs, and the Company’s deferral of inventory sales based on worldwide prices for competing products; (6) the Company’s ability to realize the anticipated benefits from its acquisitions in the human nutrition business, Nutegrity; (7) the Company’s expectations regarding Nutegrity, its future prospects and the dietary supplement market or the human health and wellness segment generally, proving to be incorrect; (8) the cost of compliance with existing and future government regulations; (9) the impact of the Company’s settlement with U.S. Attorney’s Office on the Company’s operations and financial results, including the impact of any failure to comply with the terms of the Company’s probation or the limitations imposed on the Company’s ability to secure government contracts or loans under the NFMS Title XI program; (10) the impact of the closure of the Company’s Cameron, Louisiana processing plant on the Company’s operations and financial results; and (11) the cost of compliance or potential restrictions on sales caused by laws and regulations regarding fish meal or oil importation into foreign jurisdictions. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K.

Contact:
Investor Relations
(713) 623-0060
hq@omegahouston.com

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in thousands)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$41,166	$34,059
Receivables, net	28,080	21,140
Inventories	81,415	94,339
Deferred tax asset, net	917	1,062
Prepaid expenses and other current assets	2,297	3,915
Total current assets	153,875	154,515
Other assets, net	4,990	5,234
Property, plant and equipment, net	150,602	144,113
Goodwill	19,600	19,600
Other intangible assets, net	7,764	7,932
Total assets	$336,831	$331,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$2,538	$3,112
Accounts payable	4,605	5,380
Accrued liabilities	28,254	29,145
Total current liabilities	35,397	37,637
Long-term debt, net of current maturities	20,485	21,130
Deferred tax liability, net	19,574	19,351
Pension liabilities, net	3,705	4,117
Other long-term liabilities	1,971	1,929
Total liabilities	81,132	84,164

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 20,906,734 and 20,804,189 shares issued and 20,902,111 and 20,804,189 share outstanding at March 31, 2014 and December 31, 2013, respectively	204	203
Capital in excess of par value	136,851	136,428
Retained earnings	124,778	116,807
Treasury stock, at cost – 4,623 shares	(57)	—
Accumulated other comprehensive loss	(6,077)	(6,208)
Total stockholders’ equity	255,699	247,230
Total liabilities and stockholders’ equity	$336,831	$331,394

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Revenues	$63,500	$48,923
Cost of sales	43,007	36,826
Gross profit	20,493	12,097

Selling, general, and administrative expense	6,093	6,443
Research and development expense	484	555
Loss related to plant closure	1,323	—
Loss (gain) on disposal of assets	247	376
Operating income	12,346	4,723
Interest income	8	8
Interest expense	(247)	(392)
Other expense, net	(56)	(83)
Income before income taxes	12,051	4,256

Provision for income taxes	4,080	1,411
Net income	7,971	2,845

Other comprehensive income (loss):
Energy swap adjustment, net of tax (benefit) expense of ($10) and $139, respectively	(18)	257
Pension benefits adjustment, net of tax expense of $80 and $135, respectively	149	251
Comprehensive income	$8,102	$3,353
Basic earnings per share	$0.38	$0.14
Weighted average common shares outstanding	20,355	19,465

Diluted earnings per share	$0.37	$0.14

Weighted average common shares and potential common share equivalents outstanding	21,014	20,189

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended March 30,
	2014	2013
Cash flows from operating activities:
Net income	$7,971	$2,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,217	4,977
Loss on disposal of assets, plant closure	231	—
Loss (gain) on disposal of assets	247	376
Provisions for losses on receivables	12	12
Share based compensation	392	457
Deferred income taxes	285	497
Changes in assets and liabilities:
Receivables	(6,952)	(1,270)
Inventories	12,716	7,007
Other assets	1,592	1,670
Accounts payable	(135)	6,971
Accrued liabilities	(775)	(858)
Pension liability, net	434	(8,196)
Other long term liabilities	(172)	(104)
Prepaid expenses and other current assets	(28)	23
Net cash provided by operating activities	21,035	14,407
Cash flows from investing activities:
Proceeds from disposition of assets	61	60
Acquisition of Wisconsin Specialty Protein, net of cash acquired	—	(26,779)
Capital expenditures	(12,815)	(7,193)
Net cash used in investing activities	(12,754)	(33,912)
Cash flows from financing activities:
Principal payments of long-term debt	(1,219)	(777)
Principal payments of capital lease obligation	—	(151)
Purchase treasury stock at cost	(57)	—
Proceeds from stock options exercised	93	—
Excess tax benefit of stock options exercised	9	—
Net cash provided by (used in) financing activities	(1,174)	(928)
Net decrease in cash and cash equivalents	7,107	(20,433)
Cash and cash equivalents at beginning of year	34,059	55,998
Cash and cash equivalents at end of period	$41,166	$35,565

The tables below present information about reported segments for the quarters ended March 31, 2014 and 2013 (in thousands):

2014	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$55,270	$8,230	$—	$63,500
Cost of sales	36,167	6,840	—	43,007
Gross profit	19,103	1,390	—	20,493
Selling, general and administrative expenses (including research and development)	553	1,921	4,103	6,577
Loss related to plant closure	1,323	—	—	1,323
Other (gains) and losses	56	191	—	247
Operating income	$17,171	$(722)	$(4,103)	$12,346
Depreciation and amortization	$4,368	$701	$148	$5,217
Identifiable assets	$222,761	$71,814	$42,256	$336,831
Capital expenditures	$4,597	$8,209	$9	$12,815

(1) Excludes revenue from internal customers of $0.7 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

2013	Animal Nutrition	Human Nutrition(2)	Unallocated	Total
Revenue (3)	$42,337	$6,586	$—	$48,923
Cost of sales	31,094	5,732	—	36,826
Gross profit	11,243	854	—	12,097
Selling, general and administrative expenses (including research and development)	628	1,296	5,074	6,998
Other (gains) and losses	376	—	—	376
Operating income	$10,239	$(442)	$(5,074)	$4,723
Depreciation and amortization	$4,349	$438	$190	$4,977
Identifiable assets	$197,754	$59,035	$37,331	$294,120
Capital expenditures	$6,785	$289	$119	$7,193

(2) Includes revenues and related expenses for WSP from February 27, 2013 through March 31, 2013.

(3) Excludes revenue from internal customers of $0.6 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

Adjusted EBITDA to Net Income Reconciliation

The following table (in thousands) provides a reconciliation of Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013:

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net Income	$7,971	$9,718	$2,845
Reconciling items:
Interest expense	216	272	361
Income tax provision	4,080	4,553	1,411
Depreciation and amortization	5,217	5,429	4,977
Loss related to plant closure	1,323	6,597	—
Impairment of intangible assets	—	186	—
Loss (gain) on disposal of assets	247	(39)	376
Adjusted EBITDA	$19,054	$26,716	$9,970

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, impairment of intangible assets, loss related to plant closure and loss (gain) on disposal of assets. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a Company's operating performance. The Company believes Adjusted EBITDA assists such investors in comparing a company's performance on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital changes, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by us or by other companies. Adjusted EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.

Adjusted Net Income and Diluted Earnings Per Share to Net Income Reconciliation

The following table (in thousands, except per share amounts) provides a reconciliation of Adjusted Net Income and Diluted Earnings Per Share, non-GAAP (Generally Accepted Accounting Principles) financial measures, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013:

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net Income	$7,971	$9,718	$2,845
Reconciling items:
Income tax provision prior to adjustments	4,080	4,553	1,411
Loss related to plant closure	1,323	6,597	—
Loss (gain) on disposal of assets	247	(39)	376
Adjusted income before income taxes	13,621	20,829	4,632
Provision for income taxes after adjustments	4,612	6,645	1,536
Adjusted net income	$9,009	$14,184	$3,096
Adjusted diluted earnings per share	$0.42	$0.66	$0.15

Adjusted net income and Adjusted diluted earnings per share represent net income and diluted earnings per share without loss related to plant closure, loss (gain) on disposal of assets and taxes associated with these items. The Company has reported Adjusted net income and Adjusted diluted earnings per share because it believes these measures are widely used by investors as an indicator of a Company’s operating performance. The Company believes Adjusted net income and Adjusted diluted earnings per share assist investors in comparing a company's performance on a consistent basis. Adjusted net income and Adjusted diluted earnings per share are not calculations based on GAAP and should not be considered alternatives to net income or diluted earnings per share in measuring our performance. Investors should carefully consider the specific items included in our computation of Adjusted net income and Adjusted diluted earnings per share. While Adjusted net income and Adjusted diluted earnings per share has been disclosed herein to permit a more complete comparative analysis of our operating performance across time periods and relative to other companies, investors should be cautioned that these measures as reported by us may not be comparable in all instances to Adjusted net income and Adjusted diluted earnings per share as reported by us or by other companies. Adjusted net income and Adjusted diluted earnings per share are not intended to represent net income or diluted earnings per share as defined by GAAP and such information should not be considered as an alternative to net income, diluted earnings per share or any other measure of performance prescribed by GAAP in the United States.